AMENDED AND RESTATED
BYLAWS OF
AVIAT NETWORKS, INC.

~~ARTICAL~~ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held at such place, if any, ~~as may be fixed from time to time by the Board of Directors, or at such other place~~ either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Subject to the other provisions of these bylaws (these "Bylaws"), meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may postpone, reschedule or cancel any meeting of stockholders previously scheduled by the Board of Directors.

Section 2. Annual meetings of stockholders shall be held on the date and at the time as shall be designated from time to time by the Board of Directors and, in each case, stated in the notice of the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation a complete list of the stockholders entitled to vote at the meeting, and in each case, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; *provided*,

however, that the corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, if the meeting is held at a place, during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 4 of these Bylaws or to vote in person or by proxy at any meeting of stockholders.

Section 5. (a) Except as otherwise provided for or fixed pursuant to the certificate of incorporation, including any certificate of designations relating to any series of preferred stock (together and as the same may be amended from time to time, the "Certificate of Incorporation"), s~~S~~pecial meetings of stockholders (i) ~~shall~~ may be called by ~~(i)~~ the Board of Directors~~Chairman of the Board, (ii) the president~~, and (ii~~i~~) ~~the secretary at the request in writing of a majority of the Board of Directors or (iv)~~ shall be called, solely to the extent required by this Article II, Section 5 of these Bylaws, by the secretary of the corporation in connection with a valid Special Meeting Request (as defined below). ~~Such request of the Board of Directors shall state the purpose or purposes of the proposed special meeting.~~ Subject to the provisions of this Article II, Section 5 and all other applicable sections of these Bylaws, a special meeting of stockholders shall be called by the secretary of the corporation upon written request (a "Special Meeting Request") to the secretary of the corporation of one or more record holders of shares of capital stock of the corporation (i) representing in the aggregate not less than fifteen percent (15%) of the voting power of all outstanding shares of capital stock of the corporation that are determined to be "~~Net Long Shares~~owned" in accordance with and calculated in a manner consistent with ~~this~~ Article II, Section 5(b) of these Bylaws (the "Requisite Percentage") and entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date established for the special meeting; and (ii) who otherwise comply with the notice procedures set forth in this Article II, Section 5 of these Bylaws with respect to any matter that is a proper subject for the meeting pursuant Article II, Section 5(e) of these Bylaws.

(b) For purposes of this Article II, Section 5 of these Bylaws and for determining the Requisite Percentage, (i) a person is deemed to "own" only those outstanding shares of stock of the corporation as to which such person possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares: (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x)

reducing in any manner, to any extent or at any time in the future, the person's full right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. For purposes of the foregoing clauses (1)-(3), the term "person" includes its affiliates; and (ii) a person is deemed to "own" shares held in the name of a nominee or other intermediary so long as such person retains both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in the shares. The person's ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person's net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it being understood that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining and/or documenting a stockholder's or beneficial owner's Net Long Shares and the reference to the highest tender price shall refer to the market price on such date and, to the extent not covered by such definition, reduced by any shares as to which such person does not, at the time that the Special Meeting Request is delivered to the Company, have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent that any affiliates of the Requesting Stockholder (as defined below) are acting in concert with the Requesting Stockholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute "Net Long Shares" shall be decided by the Board of Directors in its reasonable determination.

(c) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary at the principal place of business of the corporation. A Special Meeting Request shall only be valid if it (ia) is signed and dated by each stockholder of record submitting the Special Meeting Request and by each person, including each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such person, record owner and beneficial owner, a "Requesting Stockholder"); and (iib) includes (Ai) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Stockholder; (Bii) in the case of any director nominations proposed to be presented at a special meeting at which the Board of Directors has acted by resolution to permit stockholder action to fill vacancies or new directorships, the information required by Article II, Section 14 of these Bylaws, including with respect to each Requesting Stockholder; (Ciii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Article II, Section 134 of these Bylaws, including with respect to each Requesting Stockholder; (Div) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends

to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (E~~v~~) a representation as to whether the Requesting Stockholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (F~~vi~~) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any decrease in the number of ~~Net Long S~~shares held by the Requesting Stockholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (G~~vii~~) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary. Notwithstanding the foregoing, if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the secretary. In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the corporation within 10 business days of such a request.

(d) The corporation will provide the Requesting Stockholders with appropriate notice of the record date for the determination of stockholders entitled to vote at the special meeting. Each Requesting Stockholder is required to update the notice delivered pursuant to this Article II, Section 5 promptly, and in no event later than (10) days, after such record date to provide any material changes in the foregoing information as of such record date (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting) and, with respect to the information required under clause (ii)(~~v~~G~~ii~~) of ~~the previous paragraph~~Section 5(c) of this Article II of these Bylaws, also as of a date not more than five business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

(e) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Article II, Section 5 of these Bylaws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, the C~~c~~ertificate of I~~i~~ncorporation or these Bylaws; (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual meeting of stockholders or special meeting of stockholders held not more than sixty (60) days before the Special Meeting Request is delivered; or (v) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable law. After receiving a Special Meeting Request, t~~T~~he Board shall determine in good faith whether the

stockholders requesting the special meeting have ~~all requirements set forth in this Section 5 have been~~ satisfied all the requirements for calling a special meeting of stockholders and such determination shall be binding on the corporation and its stockholders.

(f) Except as otherwise provided in this Article II, Section 5, a special meeting (including one held following a Special Meeting Request) shall be held at such date, time and place, if any, within or without the State of Delaware, as may be fixed by the Board of Directors, except that the date of any such special meeting shall be not more than ninety (90) days after a valid Special Meeting Request is delivered to the Secretary.

(g) A Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to secretary at the principal place of business of the corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (ii)(~~Fvi~~) of ~~the fourth paragraph of this~~ Section 5(c) of this Article II of these Bylaws), there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, then the Board of Directors, in its discretion, may deem the Special Meeting Request invalid and cancel the special meeting.

(h) If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, then the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(i) Business transacted at any special meeting called by the secretary pursuant to clause (ii~~v~~) of ~~the first paragraph of this~~ Section 5(a) of this Article II of these Bylaws shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (ii) any additional matters that the Board of Directors determines to submit to the stockholders at such special meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these Bylaws. If the chairman should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.

Section 6. Unless otherwise required by law, written notice of a special meeting stating the place, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Only such business shall be conducted at a special meeting as shall have been expressly stated in the written notice of the meeting as the purpose or purposes for the meeting.

Section 8. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, t~~T~~he holders of capital stock entitled to cast a majority of the voting power of all the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of

business except as otherwise provided by statute or by the C~~c~~ertificate of I~~i~~ncorporation. At any meeting of the stockholders, whether or not a quorum is present in person or represented by proxy, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice, except as otherwise provided by law, other than announcement at the meeting. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. In all matters other than the election of directors, the affirmative vote by the holders of ~~capital stock entitled to cast~~ a majority of the voting power of ~~all~~ the capital stock present in person or represented by proxy at any meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provision of any statute, the C~~c~~ertificate of I~~i~~ncorporation or the rules of any applicable stock exchange, a ~~different~~ higher vote is ~~provided~~required, in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the C~~c~~ertificate of I~~i~~ncorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Unless otherwise provided in the C~~c~~ertificate of I~~i~~ncorporation, and subject to the provisions of Article II, Section 12 of these Bylaws, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting pursuant to Article II, Section 11 of these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors

is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders' meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 13. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall be properly before the meeting. To be properly before an annual meeting, business must be (i~~a~~) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii~~b~~) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii~~c~~) otherwise properly brought before the meeting by a record stockholder who complies with the requirements of this Article II, Section 13 of these Bylaws. For the avoidance of doubt, clause (iii~~c~~) in the preceding sentence is the exclusive means for a stockholder to bring business (other than pursuant to the final sentence of this Article II, Section 13) before an annual meeting of stockholders.

(b) For business to be properly brought before an annual meeting by a record stockholder, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, the stockholder's notice must be delivered to or mailed and received at the principal place of business of the corporation not fewer than sixty (60) days nor more than ninety (90) days prior to the first anniversary date of the immediately preceding annual meeting; *provided*, *however*, that in the event that the date of the annual meeting is more than ~~called for a date that is not within~~ twenty-five (25) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date~~y~~ on which public announcement ~~such notice~~ of the date of ~~the~~ such annual meeting is first made by the corporation~~was mailed or such public disclosure was made, whichever first occurs~~. The stockholder's written notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i~~a~~) a description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (ii~~b~~) the name and address as they appear on the corporation's books of the stockholder proposing such business, and beneficial owner, if any, on whose behalf the proposal is made; (iii~~c~~) as of the date of such stockholder's notice, separate descriptions in reasonable detail of ~~each of~~ the ~~stockholder's~~ Interests (as defined in Article II, Section 15) of each such stockholder, and each beneficial owner, if any, on whose behalf the proposal is made and, if such stockholder or beneficial owner is an entity, of each director, executive, managing member or control person of such entity (any such individual or control person, a "control person"); (iv~~d~~) a covenant that such stockholder and beneficial owner, if any, on whose behalf the proposal is made, shall supplement

and deliver to the corporation updated information regarding its Interests promptly, and in any event no later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed; (v~~e~~) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business; (vi~~f~~) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to any stockholders and/or otherwise to solicit proxies from any stockholders in support of the proposal; and (vii~~g~~) any other information relating to such stockholder and such stockholder's Interests that is required to be disclosed in solicitations of proxies required pursuant to Regulation 14A under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting unless properly brought before such meeting in accordance with the procedures set forth in this Article II, Section 13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 13 and if it shall be so determined, the chairman of the meeting shall so declare this to the meeting and such business not properly brought before the meeting shall not be transacted. Nothing contained in this Article II, Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law). In no event shall the postponement or adjournment of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as contemplated by this Article II, Section 13.

Section 14. (a) Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election by the stockholders as a director. Nominations of persons for election as a director may be made at any annual meeting of stockholders, or at a special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors or (ii) by any record stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 14. For the avoidance of doubt, clause (ii) in the preceding sentence is the exclusive means for a stockholder to bring nominations before an annual meeting of stockholders.

(b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary. To be timely, the stockholder's notice shall be delivered to or mailed and received at the principal place of business of the corporation (a) in the case of an annual meeting, not fewer than sixty (60) days nor more than ninety (90) days prior to the first anniversary date of the immediately preceding annual meeting; *provided*, *however*, that in the event that the date of the annual meeting is more than ~~called for a date that is not within~~ twenty-five (25) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date~~y~~ on which public announcement ~~such notice~~ of the date of ~~the~~ such annual meeting is first made by the corporation~~was mailed or such public disclosure was made, whichever first occurs~~; and (b) in the case of a special meeting called for the purpose of electing directors, not

later than the close of business on tenth (10th) day following the date~~y~~ on which public announcement ~~such notice~~ of the date of ~~the~~ such special meeting is first made by the corporation~~was mailed or such public disclosure was made, whichever first occurs~~.

Such stockholder's notice shall set forth (i~~a~~) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A~~i~~) the name, age, business address and residence address of such person; (B~~ii~~) the principal occupation or employment of such person; (C~~iii~~) as of the date of such stockholder's notice, separate descriptions in reasonable detail of each of each nominee's Interests (as defined in Article II, Section 15); (D~~iv~~) a covenant that such stockholder shall supplement and deliver to the corporation updated information regarding each nominee's Interests promptly, and in any event no later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed; and (E~~v~~) any other information relating to each nominee and each nominee's Interests that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director for the full term for which such person is standing for election if elected); and (ii~~b~~) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed, (A~~i~~) the name and address, as they appear on the corporation's books of such stockholder, and the name and address of such beneficial owner; (B~~ii~~) as of the date of such stockholder's notice, separate descriptions in reasonable detail of the ~~each of the stockholder's~~ Interests (as defined in Article II, Section 15 of these Bylaws) of each such stockholder, and each beneficial owner, if any, on whose behalf the nomination is made and of each control person, if any; (C~~iii~~) a covenant that such stockholder and beneficial owner, if any, on whose behalf the nomination is made, will update and deliver to the corporation information regarding its Interests promptly, and in any event no later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed; (D~~iv~~) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting; (E~~v~~) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to any stockholders and/or otherwise to solicit proxies from any stockholders in support of any nominee's election; and (F~~vi~~) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the nomination is made, and ~~such stockholder's~~ the Interests of such stockholder and beneficial owner that is required to be disclosed in solicitations of proxies in respect of the election of directors required pursuant to Regulation 14A under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Article II, Section 14; *provided, however*, that in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder's notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received

by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article II, Section 14 and if it shall be so determined, the chairman shall so declare this to the meeting and the defective nomination shall be disregarded. In no event shall the postponement or adjournment of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as contemplated by this Article II, Section 14.

Section 15. As used in these Bylaws, "Interests" shall mean, with respect to any stockholder, beneficial owner, control person andor nominee (a "Person"), (a) shares of the corporation (by class and number) held of record by such Person, (b) shares (by class and number) of the corporation beneficially owned by such Person, (c) any agreement, arrangement or understanding (including any derivative, including any cash-settled derivative, or short position, profit interest, option, hedging transaction and borrowed or loaned shares) entered into by or on behalf of such Person or any of its affiliates or associates or owned or beneficially owned by such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Person or any of its affiliates or associates with respect to shares of the corporation or any other economic interests, and (d) with respect to any business a stockholder proposes to be brought before the annual meeting or any nominee that a stockholder proposes to nominate for election as a director, (i) any material interest of the stockholder, beneficial owner or control person in such business or any relationship of the stockholder, beneficial owner or control person with the nominee, as the case may be, and (ii) any agreement, arrangement or understanding with respect to such business or nominee, as the case may be, between or among the stockholder (or beneficial owner) and any of its affiliates or associates, and any person acting in concert with any of the foregoing (including, in each case, their names). As used in this Section 15, beneficial ownership shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Subject to any requirements in the Ccertificate of Iincorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors but in no event shall be less than three (3). The directors shall be elected at the annual meeting of the stockholders, except as provided in Article III, Section 2 of these Bylaws, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders., Directors who have reached their 75th birthday, or who will reach their 75th birthday prior to the date of an applicable meeting of the stockholders at which directors are to be elected, but shall not be older than 75 years of age on the date of their election or appointment to be eligible to be nominated or re-nominated, elected or reelected, or appointed or reappointed to

serve as a director unless otherwise specifically approved by resolution passed by the directors then in office or by the sole remaining director. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election (subject to the rights of the holders of any series of preferred stock to elect directors in accordance with the terms thereof); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in Article II, Section 14 of these Bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day preceding the date that the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 2. Except as otherwise provided in the Ccertificate of Iincorporation or permitted in the specific case by resolution of the Board of Directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and not by stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. ~~If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total voting power of all the outstanding capital stock entitled to vote generally in the election of such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.~~

Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Ccertificate of Iincorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Unless otherwise determined by the Board of Directors, tThe first meeting of each newly elected Board of Directors shall be held at ~~such time and~~ the same place as ~~shall be fixed by the vote of the stockholders at~~ the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. ~~In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time~~

~~and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.~~

~~Section 6.~~ Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 6~~7~~. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the ~~president~~chief executive officer, the secretary of the corporation, ~~any officer appointed by the Board of Directors~~ or any two (2) directors on four (4) days' notice to each director by mail or ~~two~~ one (~~2~~1) days' notice to each director either personally or by telephone or electronic communication (e.g., electronic mail or similar means of communication).

Section 7. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Board of Directors may appoint from among its members a person to serve as the chairman at the applicable meeting of the Board of Directors.

Section 8. Subject to any requirements in the C~~c~~ertificate of I~~i~~ncorporation, at all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the C~~c~~ertificate of I~~i~~ncorporation or by Article III, Section 9 of these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the C~~c~~ertificate of I~~i~~ncorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, which writing or transmission is filed with the minutes of proceedings of the Board of Directors or committee thereof.

Section 10. Unless otherwise restricted by the C~~c~~ertificate of I~~i~~ncorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. (a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more

directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the C~~c~~ertificate of I~~i~~ncorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation, and, unless the resolution or the C~~c~~ertificate of I~~i~~ncorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Unless otherwise restricted by the C~~c~~ertificate of I~~i~~ncorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors and to reimburse directors for applicable expenses. ~~The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.~~ No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for serving on any such ~~attending~~ committee ~~meetings~~.

Section 14. Unless otherwise provided in the C~~c~~ertificate of I~~i~~ncorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

Section 15. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the General Corporation Law of Delaware, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

NOTICES AND MEETING CONSIDERATIONS

Section 1. Whenever, under the provisions of statutes or of the C~~c~~ertificate of I~~i~~ncorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone or electronic communication (e.g., electronic mail or similar means of communication).

~~Section 2.~~ Whenever any notice is required to be given under the provisions of the statutes or of the C~~c~~ertificate of I~~i~~ncorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 2. (a) Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the chief executive officer or, in his or her absence, by another person designated by the Board of Directors. The secretary of the corporation, or in his or her absence, an assistant secretary, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the

chairman of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of stockholders. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Article II, Sections 13 and 14 of these Bylaws, as applicable), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 3. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a ~~president~~chief executive officer, a secretary and a chief financial officer. The Board of Directors ~~may elect from among its members a Vice Chairman of the Board and~~ may also choose one or more assistant secretaries and assistant treasurers, and such other officers as it may determine from time to time. Any number of offices may be held by the same person, unless the C~~c~~ertificate of I~~i~~ncorporation or these Bylaws otherwise provide.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers of the corporation.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The compensation of the officers of the corporation and the manner and time of the payment of such compensation shall be fixed and determined and may be altered from time to

time by the Board of Directors or a committee thereof, subject to the rights, if any, of such officers under any contract of employmentThe salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. The officers of the corporation shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 6. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present and shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

Section 7. In the absence of the Chairman of the Board, the Vice Chairman, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

Section 68. The president chief executive officer shall have be the general manager supervision and direction of the business and affairs and chief executive officer of the corporation, and in the absence of the Chairman of the Board and Vice Chairman, shall preside at all meetings of the stockholders and the Board of Directors, unless otherwise determined by the Board of Directors. The president chief executive officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 9. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 10. In the absence of the president or in the event of his inability or refusal to act, such officer as may be designated by the directors, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 7911. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. and The secretary shall perform such other duties as may be prescribed by the Board of Directors or presidentchief executive officer, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation, and the secretary or an assistant secretary shall have authority

to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 8102. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9113. The chief financial officer may also be designated by the alternate title of "treasurer." The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 14. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 15. If required by the Board of Directors, the chief financial officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 1026. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

STOCK

Section 1. (a) The shares of the corporation shall be represented by certificates, *provided however*, that some or all of any or all classes or series of its stock may be uncertificated shares. However, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board, or the presidentchief executive officer, and by the treasurer or an assistant treasurer, or the secretary or

an assistant secretary, of the corporation, certifying the number of shares owned by the stockholder in the corporation.

(b) Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

(c) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more

than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: *provided, however*, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Each person who was or is made a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at

the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter a "designee"), whether the basis of the proceeding is alleged action in an official capacity as a director, officer or designee or in any other capacity while serving as a director, officer or designee, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, against all expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement, liability and loss (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (hereinafter collectively "expenses", which expenses shall also include without limitation any expenses of establishing a right to indemnification or advancement under this Article VII, Section 6 or Article VII, Section 7 or 8) reasonably incurred or suffered by such director, officer or designee in connection therewith; *provided*, *however*, that, except as provided in Article VII, Section 8, the corporation shall indemnify any such director, officer or designee seeking indemnification in connection with a proceeding (or part thereof) initiated by such director, officer or designee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The corporation may provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors, officers and designees.

Section 7. Expenses incurred by or on behalf of any person in defending any proceeding by reason of the fact that such person is or was a director, officer or designee of the corporation shall be advanced by the corporation prior to the final disposition of such proceeding; *provided*, *however*, that if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director, officer or designee in his or her capacity as a director, officer or designee (and not in any other capacity in which service was or is rendered by such person while a director, officer or designee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director, officer or designee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or designee is not entitled to be indemnified under Article VII, Section 6 or this Section 7 or otherwise.

Section 8. If a claim under either Article VII, Section 6 or 7 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the

corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9. Article VII, Sections 6 and 7 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 10. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the C~~c~~ertificate of I~~i~~ncorporation. Persons seeking indemnification or advancement may seek either or both at his or her discretion and the pursuit of one shall neither be deemed a waiver of such person's rights to pursue the other, nor shall it have any effect on the outcome of such person's pursuit of the other. Nothing contained in Article VII, Section 6, 7, 8 or 9 or this Section 10 shall affect any right to indemnification to which persons other than directors, officers or designees may be entitled by contract or otherwise. Nothing in this section shall restrict the power of the corporation to indemnify its directors, officers, designees, employees or agents under any provision of the General Corporation Law of Delaware, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in Article VII, Section 6, 7, 8 or 9 or this Section 10 authorize the corporation to indemnify its directors, officers, designees, employees or agents in situations prohibited by the General Corporation Law of Delaware or other applicable law.

ARTICLE VIII

AMENDMENTS

Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by a majority vote of the Board of Directors, when such power is conferred upon the Board of Directors by the C~~c~~ertificate of I~~i~~ncorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the C~~c~~ertificate of I~~i~~ncorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

~~Section 2. Notwithstanding any other provision in these Bylaws, Sections 5, 12, 13, and 14 of Article II of these Bylaws and this Section 2 shall not be amended, modified or repealed, directly or indirectly except by (i) the affirmative vote of two-thirds (2/3) or more of the Continuing Directors (as defined below) and the approval of the stockholders otherwise required by applicable law or these Bylaws for such amendment; or (ii) the affirmative vote of the holders~~

~~of capital stock entitled to cast a majority of all the votes entitled to be cast by the holders of all the capital stock entitled to vote generally in the election of directors. "Continuing Director" shall mean any person then serving as a director of this corporation (i) who was a member of the Board of Directors of this corporation on January 26, 2007, or (ii) who becomes a director after January 26, 2007 and whose election, or nomination for election by this corporation's stockholders, was approved by a majority of the directors who at that time are Continuing Directors, either by a specific vote or by approval of the proxy statement issued by this corporation on behalf of the Board of Directors in which such person is named as nominee for director.~~